UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	134275891
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

7777 North 73rd Street, Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 354-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On November 24, 2014, Douglas Dynamics, Inc. (the “Company”), DDIZ Acquisition, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Henderson Enterprises Group, Inc. (“Enterprises”) and the stockholder representative named therein entered into a Merger Agreement (the “Agreement”).  Pursuant to the Agreement, the Company has agreed, subject to the terms and conditions set forth in the Agreement, to acquire all of the outstanding shares of Enterprises through a merger of Merger Sub with and into Enterprises, with Enterprises surviving and becoming a wholly-owned subsidiary of the Company (the “Transaction”).  The Company will pay cash consideration of $95.0 million, subject to working capital, cash and other adjustments (the “Transaction Consideration”).  Of the Transaction Consideration, $1.5 million will be deposited in escrow as security for potential working capital and cash adjustments and $9.0 million will be deposited in escrow to secure the indemnification obligations of Enterprises’ stockholders under the Agreement.

The Agreement includes customary representations, warranties and covenants of the Company, Enterprises and Merger Sub.  The consummation of the Transaction is subject to approval by Enterprises’ stockholders, regulatory approvals and other customary closing conditions.  The Agreement also contains certain termination rights for both the Company and Enterprises.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Agreement has been filed herewith to provide investors and security holders with information regarding the terms of the Agreement.  It is not intended to provide any other information about the Company or the parties thereto.

The Agreement includes representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto.  Certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders and investors, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.  Investors should not rely on the representations, warranties or other statements in the Agreement as characterizations of the actual state of facts at the time they were made or otherwise, and investors should not rely on the representations, warranties or other statements in the Agreement for any other purpose.  In addition, the Agreement are modified by the underlying disclosure schedules and exhibits.  Information concerning the subject matter of the representations and warranties may change after the date of the Agreement, and such change may or may not be fully reflected in the Company’s public disclosures.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibit is being filed herewith:

(2.1)                       Merger Agreement, dated November 24, 2014, among Douglas Dynamics, Inc., DDIZ Acquisition, Inc., Henderson Enterprises Group, Inc. and the stockholder representative named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS DYNAMICS, INC.

Date: November 25, 2014	By:	/s/ Robert McCormick
Robert McCormick
Executive Vice President, Chief Financial Officer
and Secretary

DOUGLAS DYNAMICS, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(2.1)	Merger Agreement, dated November 24, 2014, among Douglas Dynamics, Inc., DDIZ Acquisition, Inc., Henderson Enterprises Group, Inc. and the stockholder representative named therein.